Exhibit (a)(1)(C)
THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt about what action to take, you should immediately consult your stockbroker, bank manager, lawyer, accountant or other professional or investment advisor.
If you have sold all your shares of common stock in Compañía Cervecerías Unidas S.A. (the “Company”), please send this Form of U.S. Share Acceptance together with the accompanying documents as soon as possible to the U.S. Share Tender Agent or to the stockbroker, bank or other agent through whom the sale was effected for transmission to the U.S. Share Tender Agent.
This document should be read in conjunction with the Offer to Purchase dated May 19, 2021 (the “Offer to Purchase”). The definitions used in the Offer to Purchase apply to this Form of U.S. Share Acceptance (the “Form of U.S. Share Acceptance”). All terms and conditions contained in the Offer to Purchase for Shares are deemed to be incorporated in and form part of this Form of U.S. Share Acceptance.
FORM OF U.S. SHARE ACCEPTANCE
to Tender Shares of Common Stock
of
COMPAÑÍA CERVECERÍAS UNIDAS S.A.
(UNITED BREWERIES COMPANY, INC.)
Pursuant to the Offer to Purchase
dated May 19, 2021
by
INVERSIONES Y RENTAS S.A.

THE OFFER AND THE CORRESPONDING TENDER WITHDRAWAL RIGHTS IN RESPECT OF SHARES (AS DEFINED BELOW) TENDERED TO THE U.S. SHARE TENDER AGENT (AS DEFINED BELOW) WILL EXPIRE AT 3:30 P.M. NEW YORK CITY TIME ON JUNE 17, 2021, OR SUCH LATER TIME AND DATE TO WHICH THE OFFER AND THE CORRESPONDING TENDER WITHDRAWAL RIGHTS ARE EXTENDED.
The U.S. Share Tender Agent for the Offer is:
Computershare
By First Class Mail:	By Registered or Overnight Delivery:

Computershare Computershare Trust Company N.A. Voluntary Corporate Actions P.O Box 43011 Providence RI 02940-3011	Computershare Computershare Trust Company N.A Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021
DELIVERY OF THIS FORM OF U.S. SHARE ACCEPTANCE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERY OF THIS FORM OF U.S. SHARE ACCEPTANCE TO A BOOK-ENTRY TRANSFER FACILITY WILL NOT CONSTITUTE VALID DELIVERY TO THE U.S. SHARE TENDER AGENT.
The instructions accompanying this Form of U.S. Share Acceptance should be read carefully before this Form of U.S. Share Acceptance is completed. Questions and requests for assistance may be directed to the Information Agent, Georgeson LLC, at +1-888-680-1526 (for holders in North America) or +1-781-575-2137 (for holders outside North America).

THIS FORM OF U.S. SHARE ACCEPTANCE IS TO BE USED ONLY FOR TENDERING SHARES (AS DEFINED BELOW) TO THE U.S. SHARE TENDER AGENT. DO NOT USE THIS FORM OF U.S. SHARE ACCEPTANCE FOR TENDERING SHARES TO THE CHILEAN SHARE TENDER AGENT, TENDERING ADSs TO THE ADS TENDER AGENT OR FOR ANY OTHER PURPOSE.
Actions to be taken to accept the Offer
Please read the detailed instructions on how to complete this Form of U.S. Share Acceptance. This Form of U.S. Share Acceptance should only be used to accept the offer by Inversiones y Rentas S.A. (“IRSA”), a Chilean closely held corporation (sociedad anónima cerrada) organized and existing under the laws of the Republic of Chile, to purchase shares of common stock (the “Shares”) of the Company, an open stock corporation (sociedad anónima abierta) organized under the laws of the Republic of Chile, from all holders, wherever located, and whether they currently hold such Shares in the form of Shares or American Depositary Shares, upon the terms and subject to the conditions set forth in the Offer to Purchase, Form of Chilean Share Acceptance, Form of U.S. Share Acceptance and ADS Letter of Transmittal (which, as the same may be amended and supplemented from time to time, constitute the “Offer”).
If you are a holder of American Depositary Shares (“ADSs”), you will receive and should complete an ADS Letter of Transmittal and related documents in accordance with the instructions set out therein. If you own Shares and wish to accept the Offer by tendering your Shares to Banchile Corredores de Bolsa S.A. (the “Chilean Share Tender Agent”), you should refer to the English translation of the Chilean Aviso de Inicio (commencement notice) that has been filed by IRSA as Exhibit 99(a)(1)(I) to the Schedule TO with respect to the Offer (which translation is for informational purposes only, as is the case with respect to any and all translated documents filed pursuant to the Offer), as the procedures for tendering Shares to the Chilean Share Tender Agent, including the applicable Expiration Date, differ from those for tendering Shares to the U.S. Share Tender Agent. If you own Shares and wish to accept the Offer by tendering your Shares to the U.S. Share Tender Agent, send this completed and signed Form of U.S. Share Acceptance, together with the documents identified below to Computershare Trust Company, N.A., a federally chartered trust company (the “Trust Company”), and Computershare Inc., a Delaware corporation (“Computershare”), as U.S. share tender agent of IRSA for the Shares in the Offer (the Trust Company together with Computershare, the “U.S. Share Tender Agent”), who shall act for the account of the Chilean Share Tender Agent, at the address set forth on the front cover as soon as possible and in any event so as to arrive not later than 3:30 p.m., New York City time on June 17, 2021, unless the Offer is extended.
If your certificate(s) of title (“título(s)”) and other documentation are not readily available or are lost, this Form of U.S. Share Acceptance should nevertheless be completed, signed and returned as stated above so as to arrive not later than 3:30 p.m., New York City time, on June 17, 2021, unless the Offer is extended. Notwithstanding the above, the título(s) should be forwarded as soon as possible thereafter but in no event should the título(s) be received later than the applicable Expiration Date. If the título(s) are lost or destroyed, the holder of Shares should follow the procedures set forth in Article 13 of the Chilean Regulation on Corporations and request the share department of the Company, which is administered by DCV Registros S.A. (“DCV Registros”), located at Avenida los Conquistadores 1730, 24th floor, Providencia, Santiago, Chile, telephone (+56 2) 2393-9003 to issue substitute título(s). When completed, the new título(s) must be submitted to the U.S. Share Tender Agent, in accordance with the above-described procedure, in support of the Form of U.S. Share Acceptance.
Your acceptance of the Offer is on the terms and subject to the conditions contained in the Offer to Purchase and in this Form of U.S. Share Acceptance. In the event of an inconsistency between the terms and procedures in this Form of U.S. Share Acceptance and the Offer to Purchase, the terms and procedures in the Offer to Purchase shall govern.
If you have any questions as to how to complete this Form of U.S. Share Acceptance, please contact the Information Agent at +1-888-680-1526 (for holders in North America) or +1-781-575-2137 (for holders outside North America). Do not detach any part of this Form of U.S. Share Acceptance.

Instructions for Completion and Submission of this Form of U.S. Share Acceptance
If you wish to accept the Offer you should:
i.	complete and sign this Form of U.S. Share Acceptance (including Exhibit 1 hereto) in accordance with the instructions set out below;
ii.
forward this Form of U.S. Share Acceptance, together with the following documents to the U.S. Share Tender Agent, who shall act for the account of the Chilean Share Tender Agent, at the address set forth on the front cover:

(a)	a duly executed sale order and a stock transfer form signed in blank (traspaso(s) de acciones) pursuant to applicable law, in the form of Exhibit 1 hereto,
(b)
original certificate(s) of title (“título(s)”) representing the Shares that you wish to tender, if the títulos are in your possession, or a certificate issued by the Shareholder’s Office of CCU, that is managed by DCV Registros, located at Avenida Los Conquistadores 1730, 24th floor, Providencia, Santiago, confirming that the certificate(s) are deposited to the custody of Depósito Central de Valores S.A., Depósito de Valores (the “DCV”),

(c)
a certificate issued by the Shareholder’s Office of CCU, that is managed by DCV Registros, dated no earlier than ten (10) days prior to the applicable date of its submission to the U.S. Share Tender Agent or through your stock broker (any such broker, a “Holder’s Broker”), as applicable, confirming that it has no record that the Shares that you intend to tender are subject to any liens, pledges, charges or encumbrances, and that therefore they can be registered in the name of the Chilean Share Tender Agent or the Holder’s Broker, as applicable,

(d)
a photocopy of both sides of your or, if applicable, your representative’s, ID card (cédula de identidad) or passport together with a notarized copy of the applicable ID card or passport or the original together with any photocopies for purposes of verification thereof by the U.S. Share Tender Agent and the Chilean Share Tender Agent or the Holder’s Broker, as applicable,

(e)
in case delivery of the aforementioned documents is done by a representative, an original (or a notarized copy, if executed by means of a public deed) of a valid and outstanding power of attorney granted before or authorized by a notary public, with due authority to represent you in the present transaction which shall have been granted no earlier than sixty (60) days prior to its delivery, or, if executed by means of a public deed, certified as valid no earlier than sixty (60) days prior to its delivery, and

(f)
in the case of holders of Shares that are legal entities or whose Shares are registered in the name of communities or estates, notarized copies of all instruments of incorporation, modifications, existing authorizations and other pertinent resolutions, as well as an authorized copy of all the documents that recognize the legal capacity of their representatives, which scope of representation should be sufficient to act on your behalf for purposes of the acceptance of the Offer, with a certificate of validity dated no earlier than sixty (60) days prior to the date of delivery to the U.S. Share Tender Agent or the Holder’s Broker, as applicable.

iii.
ensure that they are sent so that they arrive or are delivered at the address of the U.S. Share Tender Agent set forth above not later than 3:30 p.m., New York City time, on June 17, 2021, unless the Offer is extended.

Shares held in book-entry form may be tendered by sending to the U.S. Share Tender Agent, at its address set forth on the front cover of the Form of U.S. Share Acceptance, a properly completed and duly executed Form of U.S. Share Acceptance, together with the items (b) through (f) above, as applicable, and effecting book-entry delivery of the Shares to the custodial account established with DCV by the Chilean Share Tender Agent for purposes of the Offer, or to the custodial account of the Holder’s Broker, as applicable, provided that in the case of holders of Shares who submit their sale order through a Holder’s Broker, such Holder’s Broker will carry out the necessary steps in order to take possession of the applicable título(s) and deliver them at settlement to the Chilean Share Tender Agent in accordance with the terms of the Offer.

Power of Attorney
By accepting the Offer and signing this Form of U.S. Share Acceptance you hereby grant a special irrevocable power of attorney to (i) the Chilean Share Tender Agent authorizing the Chilean Share Tender Agent to complete and execute the traspaso(s) and all or any forms of transfer and/or other documents at the discretion of the Chilean Share Tender Agent in relation to the due transfer and delivery of the Shares, (ii) to the U.S. Share Tender Agent to (a) deliver such form(s) of transfer and/or other document(s) at the discretion of the U.S. Share Tender Agent together with the título(s) and/or other document(s) of title relating to such Shares, (b) do all such other acts and things as may in the opinion of the U.S. Share Tender Agent be necessary or expedient for the purpose of, or in connection with, the acceptance of the Offer, and (c) vest in IRSA the Shares. By signing this Form of U.S. Share Acceptance you hereby grant this irrevocable commercial power of attorney in the understanding that it is being granted in the interest of both the principal and the attorney-in-fact and that the attorney-in-fact shall not be liable for rendering of accounts or any other obligations to you as principal. This commercial power of attorney will be irrevocable unless this Form of U.S. Share Acceptance is revoked. If this Form of U.S. Share Acceptance is revoked, this power of attorney shall be understood as immediately revoked. This power of attorney revokes any and all sell orders of the Shares and powers of attorney granted in connection thereto given previously to this date.
By signing this Form of U.S. Share Acceptance you hereby grant an irrevocable authority and request (1) to the Company, its General Manager (Gerente General) or its agents to procure the registration of the transfer of the Shares pursuant to the Offer and the delivery of the new título(s) and/or other document(s) of title in respect thereof to IRSA or as IRSA may direct; and (2) to IRSA or its agents to record and act upon any instructions with regard to notices and payments which have been recorded in the records of the Company in respect of such holder’s holding(s) of Shares.
Negative Covenant
By signing this Form of U.S. Share Acceptance, you agree that, until the Expiration Date or until your Shares are withdrawn from the Offer, you will not sell, transfer, assign, lend, pledge or in any other way dispose of or encumber the Shares tendered hereby.
Representation
By signing this Form of U.S. Share Acceptance, you declare that your Shares tendered are fully paid and free from liens, equities, charges and encumbrances and that you have the full power and authority to tender and assign your Shares pursuant to the Offer.
How to complete this Form of U.S. Share Acceptance

(Please complete in BLOCK CAPITALS)
1.	The Offer
To accept the Offer, write in Box 1 the total number of Shares for which you wish to accept the Offer. If no number, or a number greater than your entire holding of Shares, is written in Box 1 and you have signed Box 2, you will be deemed to have written the number of Shares comprised of, and to have accepted the Offer in respect of all Shares you tendered. To accept the Offer, complete Boxes 1 and 3 and, if applicable, Box 4, and sign Box 2 below.
BOX 1

Number of Shares to be Tendered
2.	Signatures
You must execute Box 2 in order to tender your Shares and accept the Offer. If any of the Shares tendered hereby are owned of record by two or more joint owners, all such owners must sign this Form of U.S. Share Acceptance. If any of the tendered Shares are registered in different name on several Share certificates, it will be necessary to complete, sign and submit as many separate Forms as there are different registrations of the Share certificates.

If you sign in a capacity other than that of a registered holder (e.g., under a Power of Attorney), please state the capacity in which you sign and send together with this Form of U.S. Share Acceptance either (i) proper evidence satisfactory to IRSA of your authority to act in such capacity, or (ii) in the case of a Power of Attorney, an authorized copy of the Power of Attorney duly granted before a Notary Public in Chile or before the competent Chilean General Consul.
Sign here to accept the Offer

BOX 2
Box 2
Execution by individuals Signed and delivered as a deed by	Execution by a company Executed and delivered as a deed by

(Name of record holder)

(Signature of record holder)	(Name of Company)

Signature:

(Signature)

(The space above should be used to notarize as appropriate)
3.	Name(s) and address(es)
Complete Box 3 with the full name and address of the sole or first named registered holder together with the names of all other joint holders (if any) in BLOCK CAPITALS.
Full name(s) and address(es)
Box 3
First registered holder 1. First name(s) (Mr./Mrs./Miss/Title) Last name	Joint registered holder(s) 2. First name(s) (Mr./Mrs./Miss/Title) Last name	5. Corporation(s) Name of Corporation

Address	Address	Address

Zip code	Zip code	Zip code

Chilean Tax ID (Rol único Tributario):	Chilean Tax ID (Rol único Tributario):	Chilean Tax ID (Rol único Tributario):
Please provide your daytime telephone number in the event that there are any questions regarding the above.
Daytime Telephone No.             .

4.	Chilean Custodian Information
Insert in Box 4 the name and address of the Chilean custodian though whom you hold your Shares, so they can receive the consideration for remittance to your account.
BOX 4

Name

Address

Daytime telephone number

Additional notes regarding the completion and submission of this Form of U.S. Share Acceptance
In order to be effective, this Form of U.S. Share Acceptance must, except as mentioned below, be executed personally by the registered holder or, in the case of a joint holding, by a representative duly appointed by ALL the joint holders as provided for in Article 23 of Chilean of Law No. 18,046 on Stock Corporations. A corporation must execute this Form of U.S. Share Acceptance by means of an authorized officer.
1.	If your título(s) is/are held by your stockbroker, bank or some other agent
You should either obtain from your stockbroker, bank or other agent the título(s) in your name and submit it to the U.S. Share Tender Agent together with the traspaso(s) with the date in blank and this Form of U.S. Share Acceptance duly signed with all the documents indicated above or, alternatively, you should instruct your stockbroker, bank or other agent to tender your Shares in the manner specified above.
2.	If you have lost any of your share certificates
The completed Form of U.S. Share Acceptance, together with any título(s) which you have available, should be sent to or delivered by hand to the U.S. Share Tender Agent, who shall act for the account of the Chilean Share Tender Agent, at the address set forth on the front cover accompanied by a letter stating that you have lost or destroyed one or more of your título(s). You should then follow the procedures provided for in Article 13 of the Chilean Regulation on Corporations and thereupon request the Shareholders’ registry of the Company to issue substitute título(s).
3.	If a holder is away from home (e.g., abroad or on holiday) or if this Form of U.S. Share Acceptance is being signed under a Power of Attorney
Send this Form of U.S. Share Acceptance by the quickest means (e.g., air mail) to the holder for execution or, if the holder has executed a Power of Attorney, have this Form of U.S. Share Acceptance signed by the Attorney. The completed Form of U.S. Share Acceptance together with the required documents should be deposited with the U.S. Share Tender Agent, who shall act for the account of the Chilean Share Tender Agent, at the address set forth on the front cover accompanied by the Power of Attorney (or a duly certified copy thereof, provided the signature is original). Any Power of Attorney must have been granted before a Notary Public in Chile or before a competent Chilean General Consul. The Power of Attorney (or a duly certified copy thereof) will be submitted for registration by the U.S. Share Tender Agent and returned as directed. No other signatures are acceptable.
4.	If you have sold off all your holdings
You should send this Form of U.S. Share Acceptance at once to the stockbroker, bank or other agent through whom the sale was effected for transmission to the U.S. Share Tender Agent.

5.	If you have any questions
You should immediately contact your stockbroker, bank or other agent or Georgeson LLC at +1-888-680-1526 (for holders in North America) or +1-781-575-2137 (for holders outside North America). The consideration due to you under the Offer cannot be sent to your custodian until all relevant documents have been properly completed and sent to or deposited with the U.S. Share Tender Agent. Notwithstanding that no título(s) and/or other document(s) of title is/are delivered with it, this Form of U.S. Share Acceptance, if otherwise valid, accompanied by the appropriate endorsement or certificate signed on behalf of the transfer agent of the Company will be treated as a valid acceptance of the Offer.
6.	If I want to make a partial tender
If fewer than all of the Shares delivered to the U.S. Share Tender Agent are to be tendered, fill in the number of Shares which are to be tendered in Box 1. In such case, a new título for the remainder of the Shares represented by the old título will be sent to the person(s) signing this Form of U.S. Share Acceptance, unless otherwise provided in Box 4, as promptly as practicable following the date the tendered Shares are accepted for payment. All Shares delivered to the U.S. Share Tender Agent will be deemed to have been tendered unless otherwise indicated in Box 1.

EXHIBIT 1
TRASPASO DE ACCIONES
Señor Gerente de:	Compañía Cervecerías Unidas S.A. (la “Sociedad”)
Sírvase Ud. anotar en el registro de accionistas correspondiente, el traspaso de     acciones de la Sociedad, de mi propiedad, según consta del título N°[número del título], las cuales han sido vendidas a Inversiones y Rentas S.A. al precio de Ch$6.800 (seis mil ochocientos pesos chilenos) por cada acción.
TESTIGOS VENDEDOR	VENDEDOR

Nombre Testigo N°1:
N° y documento de identificación:
Domicilio:
FIRMA VENDEDOR O REPRESENTANTE
Firma Testigo N°1:	N° y documento de identificación:
Domicilio:
Nombre Testigo N°2:	Ciudad:
N° y documento de identificación:	Comuna:
Domicilio:	Casilla:	Fono:
	Nacionalidad:	E. Civil:
Firma Testigo N°2:

[Ciudad], [día] de [mes] de [año].
Por el presente acto, el comprador acepta el traspaso precedente y asimismo los estatutos de la Sociedad y los acuerdos adoptados en sus respectivas juntas de accionistas.
TESTIGOS COMPRADOR	COMPRADOR

Nombre Testigo N°1:
N° y documento de identificación:
Domicilio:
FIRMA COMPRADOR O REPRESENTANTE
Firma Testigo N°1:	N° de documento de identificación:
Domicilio:
Nombre Testigo N°2:	Ciudad:
N° y documento de identificación:	Comuna:
Domicilio:	Casilla:	Fono:
	Nacionalidad:	E. Civil:
Firma Testigo N°2:

[Ciudad], [día] de [mes] de [año].

ADQUIRENTE O COMPRADOR SOLICITA
1.	Que la Sociedad tenga a su disposición el título correspondiente a las acciones adquiridas o compradas, dentro del plazo de 6 días hábiles contados desde la fecha de recepción del traspaso.
2.	Que la Sociedad no emita el título.
El hecho de que el solicitante opte por no requerir la emisión del título, no libera a la Sociedad de la obligación de cursar la inscripción correspondiente en el plazo y en la forma que establece el Reglamento de Sociedades Anónimas, ni impedirá al adquirente solicitar posteriormente la emisión y entrega de los títulos respectivos. En tal caso, efectuada tal solicitud, éstos deberán estar a su disposición dentro del plazo de 6 días hábiles, contado a partir de la fecha en que la Sociedad hubiere recibido dicha solicitud.
La nota precedente se transcribe en virtud de lo establecido en la Circular N°1.816 de la Comisión para el Mercado Financiero de fecha 26 de octubre de 2006. Se deja constancia que esta transferencia tiene por objeto el cumplimiento de un mandato.
PARA USO INTERNO DE LA SOCIEDAD
SE CANCELÓ — SE SALDÓ		SE EMITIÓ
Título N	por ___ acciones	Título N	por	acciones

(Free translation to English of Exhibit 1)
TRANSFER OF SHARES
To the Manager of:	Compañía Cervecerías Unidas S.A. (the “Company”)
Please register in the corresponding Shareholders Registry, the transfer of     shares of the Company, that I own, as evidenced by título (share certificate) No. [number of título], which have been sold to Inversiones y Rentas S.A. at the price of Ch 6,800 (six thousand eight hundred Chilean pesos) per share.
WITNESSES OF SELLER	SELLER

Name of Witness No. 1:
ID document and No.:
Address:
SIGNATURE OF SELLER OR REPRESENTATIVE
Signature of Witness No. 1:	Identification document and No.:
Address:
Name of Witness No. 2:	City:
ID document and No.:	County:
Address:	Mailbox:	Phone Number:
	Nationality:	Marital Status:

Signature of Witness No. 2:

[City], [month and day] of [year].
The buyer hereby accepts the preceding transfer of shares and also the by-laws of the Company and the resolutions adopted in its respective shareholders’ meetings.
WITNESSES OF BUYER	BUYER

Name of Witness No. 1:
ID document and No.:
Address:
SIGNATURE OF BUYER OR REPRESENTATIVE
Signature of Witness No. 1:	Identification document and No.:
Address:
Name of Witness No. 2:	City:
ID document and No.:	County:
Address:	Mailbox:	Phone Number:
	Nationality:	Marital Status:

Signature of Witness No. 2:

[City], [month and day] of [year].

THE TRANSFEREE/BUYER REQUESTS:
1.	That the Company makes available the corresponding título (share certificate) for shares acquired or purchased, within 6 business days from the date of receipt of the transfer of shares.
2.	That the Company does not issue the título (share certificate).
The fact that the transferee/buyer chooses not to request the issuance of the título (share certificate) will not relieve the Company of the obligation to record the transfer within the term and in the manner established by the Chilean Regulation on Corporations, and will not prevent the transferee/buyer from subsequently requesting the issuance and delivery of such título (share certificate). In that case, once the request is made, the título (share certificate) shall be made available within 6 business days from the date the Company has received such request.
The preceding note is transcribed in compliance with the provisions of Circular No. 1,816 of the Chilean Financial Market Commission (Comisión para el Mercado Financiero) dated October 26, 2006. This transfer is intended to fulfill a mandate.
FOR INTERNAL USE OF THE COMPANY
CANCELLED — PAID		ISSUED
Título (share certificate) No.	for shares	Título (share certificate) No.	for shares